Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Enerpac Tool Group Inducement Award Plan of our reports dated October 17, 2025, with respect to the consolidated financial statements of Enerpac Tool Group Corp. and the effectiveness of internal control over financial reporting of Enerpac Tool Group Corp. included in its Annual Report (Form 10-K) for the year ended August 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, WI

October 28, 2026